Company Contact:

TSS, Inc.

Maura McNerney, Chief Financial Officer

Phone: (410) 423-7300

TSS, INC. REPORTS FIRST QUARTER 2014 FINANCIAL RESULTS

COLUMBIA, MD – May 13, 2014 – TSS, Inc. (Other OTC: TSSI), a data center and mission critical facilities and technology services company, today announced financial results for the first quarter ended March 31, 2014.

Anthony Angelini, Chief Executive Officer of TSS, stated, “Our first quarter was reflective of the trends and results we expect to see as we move through the year. The revenue mix was balanced across our core businesses. This mix resulted in a 10% growth in gross profit over our fourth quarter and gross margin of 31.7%. The expanded gross profit was achieved on lower revenue sequentially but is reflective of our focus on higher margin, recurring business streams. Last year in the first quarter we benefited from a one-time battery sale that contributed approximately $5 million in revenue and roughly $500 thousand in gross profit. As we progress through the year, we anticipate improved performance and contribution from our acquired systems integration business and see our overall business benefitting from the solutions we are bringing to our current and prospective customers.”

Commenting further, Angelini stated, “Our first quarter results included elevated audit and other costs. Without these specific costs and at our current business levels, we expect to experience lower operating costs quarterly through the balance of the year. We believe the balance of 2014 will show continued improvement in our core businesses and deliver normalized adjusted EBITDA profitability for the year.”

First Quarter Financial Highlights:

●	First quarter 2014 revenue of $7.1 million compared with $14.1 million in the first quarter of 2013.

●	Gross profit of $2.2 million compared with $2.8 million in the first quarter of 2013.

●	Gross Margin of 31.7% compared with 19.5% in the first quarter of 2013.

●	Normalized Adjusted EBITDA loss of $0.3 million compared with Normalized Adjusted EBITDA income of $0.2 million in the first quarter of 2013.

●	Net loss of $0.9 million, or $(0.06) per basic and diluted share, compared with net loss of approximately $23,000, or $(0.00) per basic and diluted share, in the first quarter of 2013.

Quarterly Conference Call Details

The Company has scheduled a conference call to discuss the first quarter 2014 financial results for today at 4:30PM Eastern today. To participate on the conference call, please dial 800-434-1335 toll free from the U.S., or 404-920-6442, conference code 673439# for international callers. Investors may also access a live audio web cast of this conference call under the “events” tab on the investor relations section of the Company's website at http://ir.totalsitesolutions.com/events.cfm.

An audio replay of the conference call will be available approximately one half hour after the conclusion of the call and will be made available until Wednesday, June 11, 2014. The audio replay can be accessed by dialing 1-800-920-7487 locally or 404-920-1710 toll free then enter conference ID number 673439#. Additionally, a replay of the webcast will be available on the Company’s website approximately two hours after the conclusion of the call and will remain available for 90 calendar days.

About Non-GAAP Financial Measures

Adjusted EBITDA and Normalized Adjusted EBITDA are supplemental financial measures not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and provision for bad debts. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding non-cash items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

We define Normalized Adjusted EBITDA as Adjusted EBITDA before restructuring charges and certain other non-recurring costs. We present Normalized Adjusted EBITDA because we believe it is helpful in comparing our operating results across reporting periods on a consistent basis by excluding from Adjusted EBITDA certain non-recurring items that do not directly correlate to our business and may, or could, have a disproportionate positive or negative impact on our performance during a particular period. Similar to Adjusted EBITDA, we also use Normalized Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA and Normalized Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA and Normalized Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA and Normalized Adjusted EBITDA have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Normalized Adjusted EBITDA Reconciliation" following the Consolidated Statements of Operations included in this press release.

About TSS, Inc.

TSS is a trusted single source provider of mission-critical planning, design, system integration, deployment, maintenance and evolution of data centers facilities and information infrastructure. TSS specializes in customizable end to end solutions powered by industry experts and innovative services that include technology consulting, engineering, design, construction, operations, facilities management, technology system installation and integration, as well as maintenance for traditional and modular data centers. www.totalsitesolutions.com or call 888-321-4877.

Forward Looking Statements

This press release may contain "forward-looking statements" -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as "guidance," "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: the Company's reliance on a significant portion of its revenues from a limited number of customers; risks relating to operating in a highly competitive industry; risks relating to rapid technological, structural, and competitive changes affecting the industries the Company serves; risks involved in properly managing complex projects; risks relating the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2013. These uncertainties may cause the Company's actual future results to be materially different than those expressed in the Company's forward-looking statements. The Company does not undertake to update its forward-looking statements.

TSS, Inc.

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2014	2013
	(Unaudited)	(Audited)
Current Assets:
Cash and cash equivalents	$1,092,944	$3,290,989
Restricted cash	160,729	501,565
Contract and other receivables, net	7,656,264	8,410,078
Costs and estimated earnings in excess of billings on uncompleted contracts	406,378	543,940
Inventories, net	188,105	216,676
Prepaid expenses and other current assets	288,240	448,004
Total current assets	9,792,660	13,411,252
Fixed assets, net	495,397	436,632
Goodwill	1,906,688	1,906,688
Intangible assets, net	1,081,807	1,116,157
Other assets	130,282	154,535
Total assets	$13,406,834	$17,025,264

Current Liabilities:
Convertible notes payable, current portion, net	$39,000	$137,000
Borrowings under credit facility	3,000,000	3,000,000
Accounts payable and accrued expenses	5,288,205	7,589,522
Billings in excess of costs and estimated earnings on uncompleted contracts	1,866,801	2,316,360
Total current liabilities	10,194,006	13,042,882
Convertible notes payable, less current portion, net	712,343	722,843
Other liabilities	8,949	9,423
Total liabilities	10,915,298	13,775,148

Commitments and Contingencies	-	-

Stockholders’ Equity:
Preferred stock, $.0001 par value; 1,000,000 shares authorized at March 31, 2014 and December 31, 2013; none issued	-	-
Common stock, $.0001 par value; 49,000,000 shares authorized at March 31, 2014 and December 31, 2013; 15,645,191 and 14,572,002 issued at March 31, 2014 and December 31, 2013, respectively	1,565	1,540
Additional paid-in capital	67,285,828	67,152,576
Accumulated deficit	(63,284,169)	(62,392,314)
Treasury stock 845,523 and 823,189 shares at cost at March 31, 2014 and December 31, 2013, respectively	(1,511,688)	(1,511,686)
Total stockholders' equity	2,491,536	3,250,116
Total liabilities and stockholders’ equity	$13,406,834	$17,025,264

TSS, Inc.

Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended
	3/31/2014	3/31/2013
Revenue	$7,059,423	$14,118,627
Cost of revenue	4,823,972	11,358,976
Gross profit	2,235,451	2,759,651
Selling, general and administrative expenses	3,062,836	2,758,971
(Loss) income from operations	(827,385)	680
Other income (expense):
Interest expense, net	(64,470)	(23,831)
Loss from operations before income taxes	(891,855)	(23,151)
Income tax provision	-	-
Net loss	$(891,855)	$(23,151)

Basic and diluted loss per share:
Loss per common share	$(0.06)	$(0.00)
Weighted average common shares outstanding	14,467,280	14,356,551

TSS, Inc.

Normalized Adjusted EBITDA Reconciliation

	Unaudited
	Three Months Ended March 31,
	2014	2013
Net loss	$(891,855)	$(23,151)

Interest expense, net	64,470	23,831
Depreciation and amortization	122,317	50,133
EBITDA	(705,068)	50,813

Equity compensation	133,275	107,614
Adjusted EBITDA	(571,793)	158,427

Legal, consulting and other charges	222,868	-
Normalized adjusted EBITDA	$(348,925)	$158,427